Exhibit 10.6

COUGAR BIOTECHNOLOGY, INC.

TRANSACTION INCENTIVE BONUS PLAN

Cougar Biotechnology, Inc., a Delaware corporation (the “Company”), has adopted this Cougar Biotechnology, Inc. Transaction Incentive Bonus Plan (the “Plan”), dated as of May 21, 2009, and effective upon the consummation of a Corporate Transaction (as defined herein), for the benefit of certain of its key employees, on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to encourage key employees to remain employed by the Company during the period in which the Company’s Board of Directors (the “Board”) explores the possibility of accomplishing a Corporate Transaction (as defined below), and to provide such key employees with additional incentives to develop the most desirable alternatives for the Company and its shareholders, and to receive a special bonus for their efforts in accomplishing a Corporate Transaction.

1. Defined Terms. For purposes of the Plan, the following terms shall have the meanings indicated below:

1.1 “Award Pool” shall mean an amount equal to $2,000,000.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.4 “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

1.5 “Company” means Cougar Biotechnology, Inc., a Delaware corporation.

1.6 “Corporate Transaction” means any of the following transactions to which the Company is a party:

(a) a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s voting securities outstanding immediately after such acquisition; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company) directly or indirectly, at least a majority of the combined voting power of such successor entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, that no person or group shall be treated for purposes of this paragraph (b)(ii) as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

1.7 “Discretionary Bonus Component” means the amount of bonus payable pursuant to Section 5.1(b) hereof.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.9 “Fixed Bonus Component” means the amount of bonus payable pursuant to Section 5.1(a) hereof.

1.10 “Fixed Amount” shall mean the amount listed opposite the name of such Participant, as set forth on Schedule A hereto.

1.11 “Participant” means an employee of the Company who has been selected by the Committee to be eligible to receive a Transaction Bonus pursuant to this Plan, as set forth on Schedule B hereto.

1.12 “Plan” means this Cougar Biotechnology, Inc. Transaction Incentive Bonus Plan.

1.13 “Transaction Bonus” means a bonus payable to a Participant pursuant to the terms of this Plan.

1.14 “Transaction Date” means the date on which a Corporate Transaction is consummated.

2. Effectiveness of the Plan. This Plan shall become effective upon the consummation of a Corporate Transaction and shall be of no force or effect prior to a Corporate Transaction. The Plan shall remain in effect until the earlier of (i) such times a the Company has discharged all of its obligations under the Plan, or (ii) the date on which the Plan expires or terminates pursuant to Section 7 hereof.

3. Administration.

3.1 Authority of the Administrator. Subject to Section 7 hereof, the Plan shall be interpreted, administered and operated by the Committee, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan.

3.2 Administrator Liability. No member of the Committee will be liable for any action or determination made by the Committee with respect to the Plan or any Transaction Bonus paid under the Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company or its successor. No members of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Transaction Bonuses paid hereunder, and all members of the Committee shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

4. Eligibility. The Participants shall be the individuals listed on Schedule B hereto. Each of the Participants shall receive a Transaction Bonus in the manner provided herein if the terms and conditions set forth below are satisfied.

5. Terms and Conditions of the Transaction Bonus.

5.1 Amount of Transaction Bonus. In the event that a Corporate Transaction occurs, and (i) a Participant remains employed by the Company through the Transaction Date, and (ii) the Company’s Chief Executive Officer, in his sole discretion, determines that such Participant has achieved minimum satisfactory performance in accomplishing such Corporate Transaction, such Participant shall be eligible to receive a Transaction Bonus equal to the sum of:

(a) The Fixed Amount, if any, set forth opposite the Participant’s name on Schedule A hereto (the “Fixed Bonus Component”); provided, that in no event shall the aggregate Fixed Bonus Component payable to all Participants exceed $1,650,000, and

(b) An amount, if any, determined by the Company’s Chief Executive Officer, in his sole discretion, prior to the Transaction Date based on the Participant’s performance in accomplishing the Corporate Transaction, not to exceed the lesser of $100,000 or the Participant’s target bonus, as listed opposite the name of such Participant on Schedule B attached hereto (the “Discretionary Bonus Component”); provided, that in no event shall the aggregate Discretionary Bonus Component payable to all Participants exceed $350,000, subject to adjustment for any forfeiture pursuant to Section 5.3;

further; provided, that in no event shall the aggregate amount of Transaction Bonuses payable to all Participants under the Plan exceed the Award Pool.

5.2 Payment of Transaction Bonus. Any Transaction Bonus that becomes payable to a Participant hereunder shall be paid in a single lump-sum as soon as practicable following the Transaction Date, but in no event later than the last day of the applicable two and one-half (2  1/2) month “short-term deferral period” with respect to such Transaction Bonus, within the meaning of Treasury Regulation Section 1.409A-1(b)(4) (the “Transaction Payment Date”).

5.3 Forfeiture and Reallocation. In the event that a Participant either (i) ceases to be employed by the Company prior to the consummation of the Corporate Transaction, or (ii) fails to achieve minimum satisfactory performance in accomplishing such Corporate Transaction as determined by the Company’s Chief Executive Officer, in his sole discretion, such Participant shall forfeit all of the Participant’s right, title and interest in and to any Transaction Bonus under the Plan, and the Company shall have no obligation with respect thereto. The amount of any forfeiture of such Participant’s Fixed Bonus Component shall be reallocated to the remaining Participants by the Company’s Chief Executive Officer in the form of a Discretionary Bonus Component pursuant to Section 5.1(b).

6. No Right to Continued Employment. Nothing in this Plan shall confer on any Participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant’s employment at any time or change the Participant’s responsibilities or, except as expressly provided herein, affect in any way the rights of a Participant under any other plan or agreement with the Company, including, without limitation, any employment or severance agreement between the Company and the Participant.

7. Termination and Amendment. The Company shall not have the right to terminate the Plan unless such termination is required by law or the Company has obtained the prior written consent of the Participants. Notwithstanding the foregoing, if a Corporate Transaction has not occurred by the first anniversary of the date on which this Plan is adopted, the Plan shall thereupon automatically terminate. The Company shall have the right to amend this Plan at any time by resolution of the Board; provided, however, that no amendment to the Plan shall be made which adversely affects the rights of any Participant under the Plan without such Participant’s written consent.

8. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume this Plan and all obligations of the Company hereunder in the same manner and to the same extent that the Company would be so obligated if no such succession had taken place. This Plan shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, but without the prior written consent of the Participants this Plan may not be assigned other than in connection with the merger or sale of substantially all of the business and/or assets of the Company or similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of the Company hereunder.

9. Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Transaction Bonus payable under this Plan.

10. Notices. All communications relating to matters arising under this Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Cougar Biotechnology, Inc.

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

Attention: Compensation Committee

11. Miscellaneous.

11.1 Entire Plan. This Plan contains the entire understanding of the parties relating to the subject matter hereof.

11.2 Code Section 280G.

(a) A Participant shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any Transaction Bonus, when taken together with any other payment or benefit received or to be received by the Participant in connection with a Corporate Transaction or the termination of the Participant’s employment (whether payable pursuant to any other plan, arrangements or agreement with the Company or any affiliate) (all such payments and benefits, being hereinafter called “Total Payments”) shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Participant shall exceed the net after-tax benefit received by the Participant if no such reduction was made. For purposes of this Section 11.2, “net after-tax benefit” shall mean (i) the total of all payments and the value of all benefits which the Participant receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Participant (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

(b) The foregoing determination shall be made by tax counsel appointed by the Company (the “Tax Counsel”). The Tax Counsel shall submit its determination and detailed supporting calculations to both the Participant and the Company within 15 days after receipt of a notice from either the Company or the Participant that the Participant may receive payments which may be “parachute payments.” If the Tax Counsel determines that such reduction is required by this Section 11.2, the Transaction Bonus shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to the Participant. If the Tax Counsel determines that no reduction is necessary under this Section 11.2, it will, at the same time as it makes such determination, furnish the Participant and the Company an opinion that the Participant shall not be liable for any excise tax under Section 4999 of the Code. The Participant and the Company shall each provide the Tax Counsel access to and copies of any books, records, and documents in the possession of the Participant or the Company, as the case may be, reasonably requested by the Tax Counsel, and otherwise cooperate with the Tax Counsel in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 11.2. The fees and expenses of the Tax Counsel for its services in connection with the determinations and calculations contemplated by this Section 11.2 shall be borne by the Company.

11.3 Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

11.4 Applicable Law. This Plan shall be construed and interpreted in accordance with the laws of the State of California without reference to the conflict of laws provisions thereof, to the extent not preempted by federal law, which shall otherwise control.

11.5 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

11.6 Captions. The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

11.7 Expenses. The expenses of administering the Plan shall be borne by the Company.

11.8 Unfunded Plan. The Plan is intended to be an “unfunded” plan for the payment of any Transaction Bonuses. With respect to any Transaction Bonus payments not yet made to a Participant, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

11.9 Section 409A of the Code. To the extent applicable, this Plan shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Plan to the contrary, to the extent that the Committee determines that any payments or benefits under this Plan may not be either compliant with or exempt from Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion adopt such amendments to this Plan or take such other actions that the Committee determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Plan from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 11.9 shall not create any obligation on the part of the Committee to adopt any such amendment or take any other action.

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